Exhibit 99.1

AMENDED AND RESTATED TRANSFER AGREEMENT

This Amended and Restated Transfer Agreement (this “Agreement”), dated as of April 24, 2026, is entered into by and between (i) WILLOW LANE SPONSOR, LLC, a Delaware limited liability company (the “Sponsor”) and the sponsor of Willow Lane Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), and (ii) GOODRICH ILMJS LLC, a Delaware limited liability company (the “Transferee”).

WHEREAS, the SPAC and Boost Run Holdings, LLC, a Delaware limited liability company (together with its subsidiaries to the extent reasonably applicable, the “Company”), are entering into a business combination (the “Business Combination”), the terms and conditions of which are set forth in that certain business combination agreement dated September 15, 2025, as amended, by and among the SPAC, the Company and the other parties named therein (the “Business Combination Agreement”);

WHEREAS, in connection with the Business Combination, the Sponsor wishes to transfer to the Transferee, and the Transferee wishes to acquire from the Sponsor, certain interests held by the Sponsor in the SPAC;

WHEREAS, in connection with the Business Combination, certain interests held by the Sponsor are subject to certain lock-up restrictions as set forth in a letter agreement dated November 7, 2024, and as amended on September 15, 2025 by and among the SPAC, the Sponsor, the Company and the other parties named therein (as amended, the “Lock-up Agreement”);

WHEREAS, on September 15, 2025, the Transferee and the Sponsor entered into that certain Transfer Agreement (the “Original Transfer Agreement”), pursuant to which the Sponsor agreed to sell, and the Transferee agreed to purchase from the Sponsor, certain interests held by the Sponsor in the SPAC;

WHEREAS, pursuant to Section 8(c) of the Original Transfer Agreement, the provisions, covenants and conditions set forth therein may be amended or assigned upon the written consent of the parties thereto; and

WHEREAS, the parties desire to amend and restate the Original Transfer Agreement on the terms set forth herein to, among other things, modify the timeframe for the consummation of the transactions contemplated herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transfer of Securities. Subject to the terms and conditions set forth herein, the Sponsor shall transfer to the Transferee, and the Transferee shall acquire from the Sponsor, the following interests held by the Sponsor in the SPAC:

a.	1,272,885 of the SPAC’s Class B ordinary shares, par value $0.0001 per share (“Founder Shares”), representing 27.5% of the 4,628,674 Founder Shares held by the Sponsor; and

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b.	1,101,986 of the SPAC’s private placement warrants issued and sold simultaneously with the closing of the initial public offering of the SPAC (“Private Placement Warrants”), representing 27.5% of the 4,007,222 Private Placement Warrants held by the Sponsor.

Such 1,272,885 Founder Shares and such 1,101,986 Private Placement Warrants are herein referred to collectively as the “Transfer Securities.”

2. Purchase Price. In exchange for the Transfer Securities, the Transferee shall pay to the Sponsor an aggregate of $2,227,548.75 in cash (the “Purchase Price”), representing a price for all the Transfer Securities equal to $1.75 per Founder Share transferred.

3. Consummation. The Transfer of the Transfer Securities shall be effected by the Purchase Deadline, as follows:

a.	At Closing, the Sponsor shall place the Transfer Securities into an escrow account administered by Continental Stock Transfer & Trust Company, the SPAC’s transfer agent (“CST”) (such escrowed Transfer Securities, the “Escrowed Securities”). While held in escrow, the Transfer Securities shall remain issued in the name of the Sponsor and the Sponsor shall retain the right to vote such securities.

b.	Subject to section (c) hereunder, no later than one (1) business day prior to the Purchase Deadline, the Transferee shall pay the Purchase Price by wire transfer of Federal (same day) funds to the Escrow Account. Within one (1) business day following receipt of the Purchase Price, the Sponsor shall instruct CST to release from escrow and effect the transfer of the Escrowed Securities to Transferee.

c.	If the Purchase Price is not received by CST prior to 4:00 pm Eastern Time on the Purchase Deadline, the Escrowed Securities shall be released immediately from escrow and returned to the Sponsor.

As used herein, the “Purchase Deadline” shall be on or before the earlier of: (i) the six (6) month anniversary of Closing (as defined in the Business Combination Agreement); and (ii) the fifteenth (15th) calendar day after the effective date of post-Closing registration statement registering the resale of the Transfer Securities under the Securities Act (as defined herein), provided that the applicable Lock-up Period (as defined in the Lock-up Agreement) for such Transfer Securities has expired. In the interest of clarity, subject to the Purchase Deadline, the Transferee may pay such Purchase Price at any time beginning immediately after the Closing.

4. Representations and Warranties of Transferee. The Transferee represents and warrants to the Sponsor that, as of the date hereof and as of the date of the consummation of the transactions contemplated herein:

a.	the Transferee: (i) is an “accredited investor” as such term is defined under Rule 501 of the Securities Act of 1933 (the “Securities Act”); (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the SPAC; (iii) has received all the information that it believes is necessary or desirable in order to evaluate the merits and risks of an investment in the Transfer Securities; and (iv) is purchasing the Transfer Securities for investment for its own account and not with a view to, or for resale in connection with, any “distribution” (within the meaning of the Securities Act) of any of the Transfer Securities;

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b.	the Transferee understands that: (i) the Transfer Securities have not been and will not be registered under the Securities Act or qualified under any state securities laws, in reliance on exemptions therefrom; (ii) the Transfer Securities are “restricted securities” under applicable U.S. federal securities laws; (iii) it may be required to hold the Transfer Securities indefinitely, unless the Transfer Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions therefrom are available to the transferor; (iv) no public market exists for the Transfer Securities and no such market may ever exist; and (v) certificates representing the Transfer Securities, if any, will be imprinted with a legend substantially to the foregoing effect; and

c.	(i) the Transferee is duly organized in the jurisdiction of its organization and has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by the Transferee and constitutes a legal, valid and binding agreement of the Transferee, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights generally or by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not conflict with or result in a breach of (x) the Transferee’s operating agreement or other charter or organizational documents, (y) any laws or court or regulatory orders or decrees applicable to it or (z) any material agreement to which it is a party or by which any of its material property or assets is bound.

5. Covenants of the Transferee. As a condition precedent to the transfer of the Transfer Securities, the Transferee agrees to comply with the provisions Section 8 of the Letter Agreement, with respect to restrictions on transfer that are applicable to the Transfer Securities, and, in accordance with Section 8 of the Letter Agreement, to execute a written agreement agreeing to be bound by such transfer restrictions and the other restrictions contained in the Letter Agreement.

6. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Transferee that, as of the date hereof and as of the date of the consummation of the transactions contemplated herein: (i) the Sponsor is duly organized in the jurisdiction of its organization and has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes a legal, valid and binding agreement of the Sponsor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights generally or by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not conflict with or result in a breach of (x) the Sponsor’s operating agreement or other charter or organizational documents, (y) any laws or court or regulatory orders or decrees applicable to it or (z) any material agreement to which it is a party or by which any of its material property or assets is bound.

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7. Termination. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Notwithstanding the foregoing, this Agreement shall automatically terminate at such time, if any, as the Business Combination Agreement is terminated prior to the Closing, and upon such termination this Agreement shall be null and void and the parties hereto shall have no obligations hereunder.

8. Miscellaneous.

a.	Each party shall be responsible for such party’s own attorneys’ and other advisors’ fees in connection with the transactions contemplated herein.

b.	This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any other written or oral agreement relating to the subject matter hereof existing between the parties. The terms and conditions of this Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns and shall not inure to the benefit of or bind any other person.

c.	This Agreement may not be amended or assigned without the written consent of the parties hereto.

d.	The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision hereof.

e.	This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated herein shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith and irrevocably waives and agrees not to assert in any suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such courts, or that such courts are an improper or inconvenient venue for such proceeding.

f.	EACH PARTY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.

g.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the date first written above.

WILLOW LANE SPONSOR, LLC

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Managing Member

GOODRICH ILMJS LLC

By:	/s/ Sean Goodrich
Name:	Sean Goodrich
Title:	Managing Member

ACKNOWLEDGED:

BOOST RUN HOLDINGS, LLC

By:	/s/ Erik Guckel
Name:	Erik Guckel
Title:	Chief Financial Officer

[Signature Page to A&R Transfer Agreement]